Exhibit 21


                    Subsidiaries of Cal-Maine Foods, Inc.

                                                                                        Percentage of Outstanding Stock

                                                     Place of Incorporation               or Ownership Interest Held

       Name of Subsidiary                               or Organization                           by Registrant

       ---------------------                         ------------------------           ----------------------------------



Cal-Maine Farms, Inc.                                Delaware                           100%

Southern Equipment Distributors, Inc.                Mississippi                        100%

South Texas Applicators, Inc.                        Delaware                           100%

Cal-Maine Partnership, Ltd.                          Texas                               (1)

CMF of Kansas, LLC                                   Delaware                            (2)

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(1)   Limited  partnership  in which  Cal-Maine  Foods,  Inc. has a 1% General
      Partner interest and Cal-Maine Farms, Inc. has a 99% Limited Partner interest.

(2) Limited liability company of which Cal-Maine Foods, Inc. and Cal-Maine Farms, Inc. are members and have 99% and 1% interests, respectively.